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                                                                    EXHIBIT 99.1

                             SOUTHEAST BANCORP, INC.


         The undersigned hereby constitutes and appoints Joyce Seeley and James
T. Ohler, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Southeast Bancorp, Inc. ("Southeast") which the undersigned would be entitled to vote if personally present at the Special Meeting of the shareholders of Southeast to be held in the boardroom of the principal office of Southeast located at 100 North Main Street, Corbin, Kentucky 40702, at 9:00 a.m., local time, on December 30, 1998, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated November ___, 1998, the receipt of which is acknowledged in the manner specified below.

1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 7, 1998 (the "Agreement"), by and between Southeast, Union Planters Corporation, a Tennessee corporation ("Union Planters"), and Union Planters Holding Corporation ("UPHC"), a wholly-owned subsidiary or Union Planters, and the related Plan of Merger (the "Plan of Merger"), by and between Southeast and UPHC, pursuant to which (i) Southeast will merge (the "Merger") with and into UPHC, with the effect that UPHC shall be the corporation surviving from the Merger, and (ii) each share of the no par value common stock of Southeast ("Southeast Common Stock") issued and outstanding at the effective time of the Merger will be converted into 11.87 shares of the $5.00 par value common stock of Union Planters and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), and cash in lieu of any fractional share, all as more fully described in the accompanying Proxy Statement/Prospectus.

                        FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                DATED: ____________________, 1998


                                -------------------------------------------
                                Signature

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                                Signature if held jointly


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             SOUTHEAST BANCORP, INC.
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.